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EXHIBIT 99.1

FOR IMMEDIATE RELEASE
FRIDAY, FEBRUARY 9, 2001

AMERICAN VANTAGE COMPANIES REPORTS DIVESTITURE OF SUBSIDIARY

LAS VEGAS, NEVADA, FEBRUARY 9, 2001 -- American Vantage Companies (NASDAQ:AVCS) (the "Company") announced today the sale of its 80% interest in Placement 2000.Com, Inc. ("P2K") to its former majority owner, in exchange for 300,000 American Vantage Companies' stock options granted to him as part of the original purchase of the subsidiary in December 1999. The Company and the subsidiary and its principals exchanged general releases and provided indemnification to one another. At October 31, 2000, the subsidiary was reported as an asset held for sale or disposition. The subsidiary incurred losses before income tax benefits of $460,000 for the fiscal year ended July 31, 2000 and $183,000 for the quarter ended October 31, 2000.

Ronald Tassinari, President and CEO stated, "With the closure of the WCW Nitro Grill in September 2000 and the recent divestiture of P2K, the Company is now better positioned to take full advantage of the potential acquisition or merger we have been actively seeking."

This press release may contain forward-looking statements, which are subject to risks and uncertainties. The Company's actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential risk factors that could affect the Company's business and financial results are included in the Company's filings with the Securities and Exchange Commission. They can also be found on the Company's website at www.americanvantage.com and on the Securities and Exchange Commission's website at www.sec.gov.